UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

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AMERISTAR CASINOS, INC.
(Name of Registrant as Specified In Its Charter)

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On December 21, 2012, Gordon Kanofsky, Chief Executive Officer of Ameristar Casinos, Inc. (“Ameristar”), issued the following memorandum to Ameristar Team Members:

Date:	December 21, 2012
To:	Ameristar Team Members
From:	Gordy Kanofsky, Chief Executive Officer
Subject:	Important Announcement

This morning, Ameristar and Pinnacle jointly announced that Ameristar has agreed to be acquired by Pinnacle. This is an opportunity to bring together two outstanding casino entertainment companies to create a larger and more diversified company drawing on the best practices from Ameristar and Pinnacle.  A copy of the press release is attached.

Under this agreement, Pinnacle will acquire Ameristar for $26.50 per share in cash, which equates to an enterprise value of approximately $2.8 billion.  As you may know, Pinnacle is a casino entertainment company headquartered in Las Vegas. The Company owns and operates seven casinos, located in Louisiana, Missouri, and Indiana, as well as two race tracks. Pinnacle is redeveloping its existing River Downs racetrack in Cincinnati, Ohio into a gaming entertainment facility.  In addition, they hold a 26% ownership stake in Asian Coast Development, an international development and real estate company currently developing Vietnam’s first large-scale integrated resort on the Ho Tram Strip.

The increased scale and diversification of the combined companies will expand opportunities for Team Members and provide enhancements for Guests. Ameristar’s properties will strengthen Pinnacle’s collection of existing properties by adding our eight casino-resorts in some of the nation’s strongest gaming markets.

Our Team Members are our most valuable asset, and we know that it is your hard work that has made Ameristar a leader in the industry.  Pinnacle’s CEO, Anthony Sanfilippo, has told me on several occasions that they also value our dedicated Team Members and that they share many of our values.  Like Ameristar, Pinnacle asks its Team Members to make each Guest experience a magical and memorable one.

While this is a lot of news to process, I want to emphasize that nothing is happening immediately.  Until this merger is completed, which we expect to occur by the third quarter of 2013, Ameristar and Pinnacle will continue to operate as separate companies.  As always, we will follow our core values in how we interact and move through this transition together.

I know you may be apprehensive about what changes might come about as a result of the merger of Ameristar and Pinnacle, and you will have many questions today and going forward about how this merger will impact you.  Members of our senior management teams at each property and at Corporate are always available to answer your questions.  We may not have immediate answers to all of your questions, but we encourage you to ask about whatever is on your mind.  And we will do our best to keep you informed in the months ahead.

In early January, several members of the senior leadership team of Pinnacle will be visiting each Ameristar property and the corporate office to introduce themselves to Team Members and to learn more about Ameristar’s properties, operations and our most valuable asset — you, our Team Members.  Details of these visits will be made available soon.

As always, please stay focused on offering our Guests the same appreciative, outstanding service for which Ameristar Team Members have become legendary.

On behalf of our management team, thank you for your continued hard work and commitment to Ameristar, to your fellow Team Members and to our Guests.  I am deeply proud and appreciative of each and every one of you.

Sincerely,

Gordy Kanofsky

Additional Information and Where to Find It

In connection with the proposed merger, Ameristar plans to file a proxy statement with the SEC and mail the proxy statement to its stockholders.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, AMERISTAR, THE PROPOSED MERGER AND RELATED MATTERS.  The proxy statement, as well as other filings containing information about Pinnacle and Ameristar will be available, free of charge, from the SEC’s web site (www.sec.gov).  Pinnacle’s SEC filings in connection with the transaction also may be obtained, free of charge, from Pinnacle’s web site (www.pnkinc.com) under the tab “Investor Relations” and then under the heading “SEC Filings,” or by directing a request to Pinnacle, 8918 Spanish Ridge Ave., Las Vegas, Nevada, 89148, Attention: Investor Relations or (702) 541-7777.  Ameristar’s SEC filings in connection with the transaction also may be obtained, free of charge, from Ameristar’s web site (www.ameristar.com) under the tab “About Us,” “Investor Relations” and then under the heading “Ameristar SEC Reports & Filings,” or by directing a request to Ameristar, 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada, 89169, Attention: Investor Relations or (702) 567-7000.

Participants in the Merger Solicitation

Pinnacle and Ameristar and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed merger.  Information about Pinnacle’s directors and executive officers is included in Pinnacle’s Annual Report on Form 10-K/A for the year ended December 31, 2011, filed with the SEC on May 16, 2012 and the proxy statement for Pinnacle’s 2012 Annual Meeting of Stockholders, filed with the SEC on April 9, 2012.  Information about Ameristar’s directors and executive officers is included in Ameristar’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012, and the proxy statement for Ameristar’s 2012 Annual Meeting of Stockholders, filed with the SEC on April 30, 2012.  Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the merger when it is filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

Forward Looking Statements

This filing may include predictions, estimates and other information that may be considered forward-looking statements, including, without limitation, statements relating to the completion of the transaction.  These statements are based on current expectations and assumptions that are subject to risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors, including:  (1) Ameristar may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied or waived; (3) the transaction may involve unexpected costs, liabilities or delays; (4) Ameristar’s business may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) Ameristar may be adversely affected by other economic, business, and/or competitive factors; (7) the ability and timing to obtain required regulatory approvals (including receipt by Pinnacle of necessary approvals from gaming regulators); (8) Pinnacle’s ability to obtain financing; (9) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (10) the ability to recognize benefits of the transaction; (11) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (12) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all.  If the transaction is consummated, Ameristar’s stockholders will cease to have any equity interest in Ameristar and will have no right to participate in its future earnings and growth.  Additional factors that may affect the future results of Ameristar are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which are available on the SEC’s website at www.sec.gov.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.  Ameristar undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

The following FAQs were issued to Ameristar Team Members on December 21, 2012:

Ameristar Team Member FAQ

1.              What was announced today?

On December 21, 2012, Ameristar and Pinnacle jointly announced that Ameristar has agreed to be acquired by Pinnacle.  Under this agreement, Pinnacle will acquire Ameristar for $26.50 per share in cash, which equates to an enterprise value of approximately $2.8 billion.

2.             Who is Pinnacle?

Pinnacle is a casino entertainment company headquartered in Las Vegas. The Company owns and operates seven casinos, located in Louisiana, Missouri, and Indiana, as well as two race tracks. Pinnacle is redeveloping its existing River Downs racetrack in Cincinnati, Ohio into a gaming entertainment facility.  In addition, they hold a 26% ownership stake in Asian Coast Development, an international development and real estate company currently developing Vietnam’s first large-scale integrated resort on the Ho Tram Strip.

3.              How do the cultures of the two companies compare?

Pinnacle’s values are similar to our own. We both recognize that our Team Members are our greatest assets and taking care of our Guests is our highest priority.  As always, we will follow our Core Values in how we interact and move through this transition together.

4.              Why is Ameristar selling to Pinnacle?

This transaction maximizes value for our stockholders and provides them with a significant and immediate premium.

This is an opportunity to bring together two outstanding casino entertainment companies to create a larger and more diversified company drawing on the best practices from Ameristar and Pinnacle.  Ameristar’s properties will complement Pinnacle’s existing portfolio by adding eight casino-resorts in some of the nation’s strongest growing gaming markets. We are excited that the increased scale and diversification of the combined companies will expand opportunities for Team Members and provide enhancements for Guests.

5.              What does this mean for me as a Team Member?

Our Team Members are Ameristar’s most valuable asset, and we know that it is your hard work that had made Ameristar a leader in the industry.  Like Ameristar, Pinnacle values quality Team Members and asks its Team Members to make each Guest experience a magical and memorable one.

This merger is about drawing on the best practices and people from each company.  That would naturally indicate there will be changes; however, we cannot speculate on what those changes will be. There is every reason to believe that top-performing Team Members from Ameristar can thrive with the new company.

6.              Will salaries and benefits be affected?  Will my 401(k) or healthcare benefits change?

From the completion of the merger through December 31, 2013, we expect salaries, wages and bonus opportunities will remain the same, and benefits will remain substantially the same or similar, as in effect before the merger.  Beginning in 2014, all aspects of employment will be determined by the new, combined company, the details of which are not yet determined.

7.             If I own Ameristar stock, how does this transaction affect me?

This transaction maximizes value for our stockholders and provides them with a significant and immediate premium.  Upon completion of the transaction, Ameristar stockholders will receive $26.50 per share in cash for every share of Ameristar that they own.

8.              What should we expect over the coming months?

Until this merger is completed, Ameristar and Pinnacle will each continue to operate as separate companies.  We are counting on each of you to offer our Guests the same appreciative, outstanding service for which Ameristar Team Members have become legendary.

This merger is about drawing on the best practices and people from each company, and we are excited that the increased scale and diversification of the combined companies will expand opportunities for Team Members and provide enhancements for Guests.  As always, we will follow our core values in how we interact and move through this transition together.

9.              What happens to the Ameristar management team and the Board of Directors?

The combined company will be led by Anthony Sanfilippo, President and CEO of Pinnacle.  Many decisions regarding the composition of the management team, post close, will be handled by an integration team, which will consist of individuals from both companies.  As this process unfolds, we will do our best to keep you informed.

10.       Will the Ameristar name and brand stay the same?

The Ameristar name and brand are widely recognized and are not expected to change as a result of this transaction.

11.       Will this transaction impact Guests?

Until this merger is completed, we will all be working hard to make sure that this transition is seamless for our Guests.  We are excited that the increased scale and diversification of the combined companies will expand opportunities for Team Members and provide enhancements for Guests.  All Team Members should remain focused on offering our Guests the same appreciative, outstanding service for which Ameristar Team Members have become legendary.

12.       What happens to the Star Awards Program?  Will accumulated awards points still be valid?

Guests can continue to use their Star Awards points.  Following the close of the transaction, the combined company will study and draw on the best practices from both Ameristar and Pinnacle to ensure a smooth transition for all of our Guests.

13.       When is this transaction expected to close? What needs to happen?

We expect the transaction to close by the end of the third quarter of 2013.  Until then, Ameristar and Pinnacle will operate as separate companies.  Like all transactions of this nature, ours will be reviewed by the various state and federal regulatory authorities before it can close.  Ameristar stockholders will also need to approve the transaction prior to closing.

14.       Who do I contact with questions? Where can I go for more information?

Members of our senior management team are always available to answer your questions.  While this is a lot of news to process, we want to emphasize that nothing is happening immediately.  Keep in mind that we are in the early stages of this process.  We will do our best to keep you informed in the months ahead.

15.       What do I do if I am contacted by a reporter?

In the unlikely event that you are contacted by a reporter, please tell them to contact Roxann Kinkade at (816) 414-7007 or roxann.kinkade@ameristar.com.

Additional Information and Where to Find It

In connection with the proposed merger, Ameristar plans to file a proxy statement with the SEC and mail the proxy statement to its stockholders.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, AMERISTAR, THE PROPOSED MERGER AND RELATED MATTERS.  The proxy statement, as well as other filings containing information about Pinnacle and Ameristar will be available, free of charge, from the SEC’s web site (www.sec.gov).  Pinnacle’s SEC filings in connection with the transaction also may be obtained, free of charge, from Pinnacle’s web site (www.pnkinc.com) under the tab “Investor Relations” and then under the heading “SEC Filings,” or by directing a request to Pinnacle, 8918 Spanish Ridge Ave., Las Vegas, Nevada, 89148, Attention: Investor Relations or (702) 541-7777.  Ameristar’s SEC filings in connection with the transaction also may be obtained, free of charge, from Ameristar’s web site (www.ameristar.com) under the tab “About Us,” “Investor Relations” and then under the heading “Ameristar SEC Reports & Filings,” or by directing a request to Ameristar, 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada, 89169, Attention: Investor Relations or (702) 567-7000.

Participants in the Merger Solicitation

Pinnacle and Ameristar and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed merger.  Information about Pinnacle’s directors and executive officers is included in Pinnacle’s Annual Report on Form 10-K/A for the year ended December 31, 2011, filed with the SEC on May 16, 2012 and the proxy statement for Pinnacle’s 2012 Annual Meeting of Stockholders, filed with the SEC on April 9, 2012.  Information about Ameristar’s directors and executive officers is included in Ameristar’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012, and the proxy statement for Ameristar’s 2012 Annual Meeting of Stockholders, filed with the SEC on April 30, 2012.  Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the merger when it is filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

Forward Looking Statements

This filing may include predictions, estimates and other information that may be considered forward-looking statements, including, without limitation, statements relating to the completion of the transaction.  These statements are based on current expectations and assumptions that are subject to risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors, including:  (1) Ameristar may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied or waived; (3) the transaction may involve unexpected costs, liabilities or delays; (4) Ameristar’s business may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) Ameristar may be adversely affected by other economic, business, and/or competitive factors; (7) the ability and timing to obtain required regulatory approvals (including receipt by Pinnacle of necessary approvals from gaming regulators); (8) Pinnacle’s ability to obtain financing; (9) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (10) the ability to recognize benefits of the transaction; (11) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (12) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all.  If the transaction is consummated, Ameristar’s stockholders will cease to have any equity interest in Ameristar and will have no right to participate in its future earnings and growth.  Additional factors that may affect the future results of Ameristar are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which are available on the SEC’s website at www.sec.gov.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.  Ameristar undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

The following FAQs were issued to Ameristar guests on December 21, 2012:

Ameristar Guest FAQ

16.       What was announced today?

On December 21, 2012, we announced that Ameristar has agreed to be acquired by Pinnacle. This is an opportunity to bring together two outstanding casino entertainment companies to create a larger and more diversified company.

17.       Who is Pinnacle?  Where are their properties located?

As you may know, Pinnacle is a casino entertainment company headquartered in Las Vegas. The Company owns and operates seven casinos, located in Louisiana, Missouri, and Indiana, as well as two race tracks. Pinnacle is redeveloping its existing River Downs racetrack in Cincinnati, Ohio into a gaming entertainment facility.  In addition, they hold a 26% ownership stake in Asian Coast Development, an international development and real estate company currently developing Vietnam’s first large-scale integrated resort on the Ho Tram Strip.

18.       How will this impact Ameristar’s properties? Will they continue to operate?

We will continue to provide you with the same appreciative, outstanding service that you have come to expect from Ameristar.  In fact, the increased scale and diversification of the combined companies will provide enhancements for our Guests.

19.       Will the Ameristar name and brand stay the same?

The Ameristar name and brand are widely recognized and are not expected to change as a result of this combination.

20.       Does this impact any reservations I have at an Ameristar property?

Not at all — your reservations are secure.  We will continue to provide you with the same appreciative, outstanding service that you have come to expect from Ameristar.  You are a valued Guest and we sincerely appreciate your loyalty.  We look forward to continuing to serve you through this transition and offering an even better experience for our Guests as a larger and more diversified company once the combination is completed.

21.       What happens to the Star Awards Program?  Will the points I’ve accumulated still be valid?

You can continue to use your Star Awards points. Following the close of the transaction, the combined company will study and draw on the best practices from both Ameristar and Pinnacle to ensure a smooth transition for all of our Guests.

22.       Will Star Awards / Plateau Players Club members continue to receive offers and benefits at MGM properties in Las Vegas?

Nothing changes at this time.

Additional Information and Where to Find It

In connection with the proposed merger, Ameristar plans to file a proxy statement with the SEC and mail the proxy statement to its stockholders.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, AMERISTAR, THE PROPOSED MERGER AND RELATED MATTERS.  The proxy statement, as well as other filings containing information about Pinnacle and Ameristar will be available, free of charge, from the SEC’s web site (www.sec.gov).  Pinnacle’s SEC filings in connection with the transaction also may be obtained, free of charge, from Pinnacle’s web site (www.pnkinc.com) under the tab “Investor Relations” and then under the heading “SEC Filings,” or by directing a request to Pinnacle, 8918 Spanish Ridge Ave., Las Vegas, Nevada, 89148, Attention: Investor Relations or (702) 541-7777.  Ameristar’s SEC filings in connection with the transaction also may be obtained, free of charge, from Ameristar’s web site (www.ameristar.com) under the tab “About Us,” “Investor Relations” and then under the heading “Ameristar SEC Reports & Filings,” or by directing a request to Ameristar, 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada, 89169, Attention: Investor Relations or (702) 567-7000.

Participants in the Merger Solicitation

Pinnacle and Ameristar and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed merger.  Information about Pinnacle’s directors and executive officers is included in Pinnacle’s Annual Report on Form 10-K/A for the year ended December 31, 2011, filed with the SEC on May 16, 2012 and the proxy statement for Pinnacle’s 2012 Annual Meeting of Stockholders, filed with the SEC on April 9, 2012.  Information about Ameristar’s directors and executive officers is included in Ameristar’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012, and the proxy statement for Ameristar’s 2012 Annual Meeting of Stockholders, filed with the SEC on April 30, 2012.  Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the merger when it is filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

Forward Looking Statements

This filing may include predictions, estimates and other information that may be considered forward-looking statements, including, without limitation, statements relating to the completion of the transaction.  These statements are based on current expectations and assumptions that are subject to risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors, including:  (1) Ameristar may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied or waived; (3) the transaction may involve unexpected costs, liabilities or delays; (4) Ameristar’s business may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) Ameristar may be adversely affected by other economic, business, and/or competitive factors; (7) the ability and timing to obtain required regulatory approvals (including receipt by Pinnacle of necessary approvals from gaming regulators); (8) Pinnacle’s ability to obtain financing; (9) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (10) the ability to recognize benefits of the transaction; (11) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (12) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all.  If the transaction is consummated, Ameristar’s stockholders will cease to have any equity interest in Ameristar and will have no right to participate in its future earnings and growth.  Additional factors that may affect the future results of Ameristar are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which are available on the SEC’s website at www.sec.gov.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.  Ameristar undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.